Exhibit 10.8

World Headquarters, Room 538
One American Road
Dearborn, MI 48126-2798

[Date]

Dear [Name],

In recognition of Company and individual performance in [Year], and in anticipation of your continued leadership and ongoing efforts in [Year], the Compensation, Talent and Culture Committee of the Board of Directors has approved the following incentive compensation for you:

Your Performance Stock Unit grant was a maximum opportunity having a [one/two/three-year] performance period ending December 31, [Year]. The performance metrics for the [Year] grant were:

•[Describe applicable metrics]

Based on performance against these metrics, the Compensation, Talent and Culture Committee has approved the following:

PSU Opportunity:    [    ]
PSU Payout:    [    ]
Final Award:    [    ] of the original grant

The Final Award will be [Restricted Stock Units (RSUs) restricted for [one/two/three-] years] [unrestricted shares of Ford Common Stock]. As soon as practicable [on or after [date]] [after the restriction lapses], you will be issued shares of Ford Common Stock, less shares withheld to cover any tax liability on the value of the grant.

All stock-based awards are subject to the terms of Ford’s Long-Term Incentive Plan. Additional information regarding your stock-based awards, including the prospectus for the Long-Term Incentive Plan, is available on Life@Ford.

All incentive-based compensation (including, but not limited to, Annual Performance Bonus Plan awards and PSU grants and final awards under the Long-Term Incentive Plan) is subject to any recoupment, “clawback” or similar provision of applicable law, as well as any applicable recoupment or “clawback” policies of the Company that may be in effect from time to time, including, without limitation, to the extent applicable to you: (1) the Ford Motor Company Corporate Officer Compensation Recoupment Policy, (2) the Ford Motor Company Financial Statement Compensation Recoupment Policy, and (3) the Ford Motor Credit Company Financial Statement Compensation Recoupment Policy.

If you have further questions regarding your awards, please contact [Name] at [Phone Number].

Thank you for all your efforts and continued leadership.